Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Laura C. Baldwin	Patricia G. Ball
Director of Finance and Investor Relations	Vice President, Marketing & PA
214-473-3969	214-473-3752

Triad Reports 2002 Results

PLANO, TX (February 24, 2003) – Triad Hospitals, Inc. (the “Company” or “Triad”) (NYSE: TRI) today announced consolidated financial results for the three months and year ended December 31, 2002.

For the three months, the Company reported revenues of $919.0 million; earnings before interest, taxes, depreciation, amortization, and other items (ESOP expense, gain on sale of assets, litigation settlements, impairment of long-lived assets, minority interests, and extraordinary loss) (“EBITDA”) of $139.5 million; net income of $35.7 million; and diluted earnings per share (“EPS”) of $0.47.

Excluding gain and loss on long-lived assets, for the three months the Company reported EBITDA of $144.3 million, net income of $37.5 million and diluted EPS of $0.50. The Company is reporting EBITDA, net income, and diluted EPS excluding the gain and loss because the Company does not believe that the gain and loss are indicative of future operating performance.

The gain and loss were: (1) a $4.8 million pre-tax ($3.0 million after-tax) loss within equity in earnings of affiliates resulting from the sale of a hospital in the Company’s Macon, GA, joint venture with HCA, which impacted EBITDA, net income, and diluted EPS; and (2) a $2.0 million pre-tax ($1.2 million after-tax) gain on sale of assets, which impacted only net income and diluted EPS. Revenues were unaffected by either item.

On a pro forma basis to reflect the acquisition and disposition of facilities, for the three months compared to the prior year period, revenues increased 11.1%, patient revenues increased 12.7%, patient revenue per adjusted admission increased 10.2%, adjusted admissions increased 2.3%, inpatient admissions increased 3.4% (3.7% excluding unprofitable services that the Company has closed since last year), and outpatient visits increased 0.3%.

Cash flow from operations for the three months totaled $87.8 million, or $143.4 million before cash interest and tax of $55.6 million. The Company spent $71.6 million on capital expenditures for the three months.

For the year, the Company reported revenues of $3,541.1 million; EBITDA of $548.8 million; net income of $141.5 million; and diluted EPS of $1.89. Excluding the gain and loss on long-lived assets described above, plus $10.4 million of pre-tax ($6.5 million after-tax) favorable litigation settlements from prior quarters in 2002, the Company reported EBITDA of $553.6 million, net income of $136.8 million and diluted EPS of $1.82. Revenues were unaffected by all of these items, and EBITDA was unaffected by the litigation settlements. The Company is reporting EBITDA, net income, and diluted EPS excluding the gain, loss, and litigation settlements because the Company does not believe that the gain, loss, and litigation settlements are indicative of future operating performance.

On a pro forma basis to reflect the acquisition and disposition of facilities, for the year compared to the prior year period, revenues increased 10.1%, patient revenues increased 10.9%, patient revenue per adjusted admission increased 7.5%, adjusted admissions increased 3.2%, inpatient admissions increased 2.5% (3.3% excluding unprofitable services that the Company has closed since last year), and outpatient visits increased 1.3%.

Cash flow from operations for the year totaled $358.3 million, or $503.0 million before cash interest and tax of $144.7 million. The Company spent $307 million for the year on capital projects: $297 million on capital expenditures and $10 million on its share of capital investments by affiliates (primarily the Company’s share of a new hospital being constructed in Las Vegas, NV, by Universal Health Services, Inc., the Company’s joint venture partner).

At December 31, cash and equivalents were $68.3 million, and the Company had $214 million available under its $250 million revolving credit facility (which was reduced by $36 million of outstanding letters of credit). Long-term debt outstanding was $1,692.0 million, and shareholders’ equity totaled $1,954.5 million.

In January 2003, the Company broke ground on its newest hospital, Mesa View Regional Medical Center in Mesquite, NV, a rapidly growing community that currently has no hospital. The Company is working on several other potential development projects, many in partnership with not-for-profit hospitals. It expects to announce one of these publicly in the near future.

The Company may reach agreements in 2003 to develop as many as six to seven new hospital projects, mostly in partnership with not-for-profit hospitals, but expects to stagger the opening of these projects over the next few years. The Company currently expects to open three to five hospitals per year in the foreseeable future beginning in 2005.

“We are enthusiastic about our long-term growth outlook,” said James D. Shelton, Chairman and CEO. “We expect to continue improving our operating performance and to begin now gradually augmenting that internal growth with external development projects, including partnerships with leading not-for-profit hospital organizations.”

Triad reiterated its diluted EPS guidance for the full year of 2003 of $2.08-2.20 and for the full year of 2004 of $2.46-2.70. The Company does not plan to give quarterly guidance. The Company also reiterated that it expects to invest up to $370 million in capital expenditures in 2003: $110 million for maintenance, $210 million for expansion of existing facilities, and $50 million for development.

Triad will conduct a conference call at 9:30 am Eastern Time (8:30 am Central Time) Tuesday, February 25, to discuss its quarterly results. To listen to the call, please call 913-981-5507, conference code 796299. This conference call will be simulcast on the Internet via the Triad website at www.triadhospitals.com. A recorded replay of the call will be available for 14 days at 719-457-0820, conference code 796299.

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This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including EBITDA, net income excluding certain items, and diluted EPS excluding certain items; the Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measures is included as an attachment to this release.

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Triad, through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected larger urban markets. The Company has 49 hospitals (including one under construction) and

14 ambulatory surgery centers in 17 states with approximately 8,700 licensed beds. In addition, through its QHR subsidiary, the Company provides hospital management, consulting and advisory services to more than 200 independent community hospitals and health systems throughout the United States.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company’s filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All references to “Company”, “Triad”, and “Triad Hospitals, Inc.” as used throughout this document refer to Triad Hospitals, Inc. and its affiliates.

Triad Hospitals, Inc.

Consolidated Statements of Operations

For the Periods Ended December 31, 2002 and 2001

Unaudited

(Dollars in millions, except earnings per share)

	For the three months ended
	2002		2001
	Amount	Percentage	Amount	Percentage
Revenues	$919.0	100.0%	$831.0	100.0%

Operating expenses:
Salaries and benefits	391.1	42.5%	352.8	42.4%
Reimbursable expenses	13.4	1.5%	15.3	1.8%
Supplies	136.3	14.8%	125.9	15.2%
Other operating expenses	166.2	18.1%	153.5	18.5%
Provision for doubtful accounts	75.6	8.2%	68.2	8.2%
Depreciation	40.0	4.3%	31.8	3.8%
Amortization (1)	1.4	0.2%	15.9	1.9%
Interest expense	33.7	3.7%	37.3	4.5%
ESOP expense	2.5	0.3%	2.4	0.3%
Gain on sale of assets	(2.0)	(0.2%)	(22.0)	(2.6%)
Impairment of long-lived assets	—	0.0%	23.1	2.8%

Total operating expenses	858.2	93.4%	804.2	96.8%

Income from operations before minority interests, equity in earnings and income tax provision	60.8	6.6%	26.8	3.2%
Minority interests in earnings of consolidated entities	(3.8)	(0.4%)	(0.7)	(0.1%)
Equity in earnings of affiliates	3.1	0.3%	6.4	0.8%

Income from operations before income tax provision	60.1	6.5%	32.5	3.9%

Income tax provision	(24.4)	(2.6%)	(21.9)	(2.6%)

Income from operations	35.7	3.9%	10.6	1.3%

Extraordinary loss on retirement of debt, net of income tax benefit	—	0.0%	(0.8)	(0.1%)

Net income	$35.7	3.9%	$9.8	1.2%

Income per common share:
Basic
Operations	$0.49		$0.15
Extraordinary loss on retirement of debt	—		(0.01)

Net	$0.49		$0.14

Diluted
Operations	$0.47		$0.14
Extraordinary loss on retirement of debt	—		(0.01)

Net	$0.47		$0.13

Shares used in basic earnings per share calculations	72,880,990		69,933,105
Shares used in diluted earnings per share calculations	75,406,472		73,477,908

(1) Effective January 1, 2002, the Company has adopted Statement of Financial Accounting Standards 142, which eliminates goodwill amortization of $14.3 million in 2001.

Triad Hospitals, Inc.

Consolidated Statements of Operations

For the Periods Ended December 31, 2002 and 2001

Unaudited

(Dollars in millions, except earnings per share)

	For the years ended
	2002		2001
	Amount	Percentage	Amount	Percentage
Revenues	$3,541.1	100.0%	$2,669.5	100.0%

Operating expenses:
Salaries and benefits	1,488.4	42.0%	1,128.5	42.3%
Reimbursable expenses	59.0	1.7%	41.6	1.6%
Supplies	546.8	15.4%	411.2	15.4%
Other operating expenses	647.0	18.3%	501.7	18.8%
Provision for doubtful accounts	272.8	7.7%	239.9	9.0%
Depreciation	161.4	4.6%	134.4	5.0%
Amortization (1)	6.0	0.1%	35.7	1.3%
Interest expense	135.0	3.8%	126.0	4.7%
Litigation settlements	(10.4)	(0.3%)	—	0.0%
ESOP expense	10.8	0.3%	9.3	0.4%
Gain on sale of assets	(4.5)	(0.1%)	(23.1)	(0.9%)
Impairment of long-lived assets	—	0.0%	23.1	0.9%

Total operating expenses	3,312.3	93.5%	2,628.3	98.5%

Income from operations before minority interests, equity in earnings and income tax provision	228.8	6.5%	41.2	1.5%
Minority interests in earnings of consolidated entities	(14.8)	(0.4%)	(7.2)	(0.2%)
Equity in earnings of affiliates	21.7	0.6%	14.5	0.5%

Income from operations before income tax provision	235.7	6.7%	48.5	1.8%

Income tax provision	(94.2)	(2.7%)	(42.5)	(1.6%)

Income from operations	141.5	4.0%	6.0	0.2%

Extraordinary loss on retirement of debt, net of income tax benefit	—	0.0%	(3.2)	(0.1%)

Net income	$141.5	4.0%	$2.8	0.1%

Income per common share:
Basic
Operations	$1.97		$0.10
Extraordinary loss on retirement of debt	—		(0.06)

Net	$1.97		$0.04

Diluted
Operations	$1.89		$0.10
Extraordinary loss on retirement of debt	—		(0.05)

Net	$1.89		$0.05

Shares used in basic earnings per share calculations	71,702,847		57,658,685
Shares used in diluted earnings per share calculations	74,996,461		61,055,694

(1) Effective January 1, 2002, the Company has adopted Statement of Financial Accounting Standards 142, which eliminates goodwill amortization of $31.5 million in 2001.

Triad Hospitals, Inc.

Operating Data (1)

Unaudited

	For the three months ended December 31,
	2002	2001	Change
Volume Statistics (2)
Hospitals	45	44	1
Licensed beds	7,827	7,587	240
Inpatient admissions	69,802	67,513	3.4%
Inpatient admissions excluding closed services	69,666	67,158	3.7%
Average length of stay (days)	4.9	4.9	0.0%
Surgeries	97,069	94,504	2.7%
Outpatient visits (excluding outpatient surgeries)	810,087	807,329	0.3%
Outpatient visits (including outpatient surgeries)	880,386	876,846	0.4%
Adjusted patient days	577,302	564,946	2.2%
Adjusted admissions	117,848	115,199	2.3%

Rate Statistics (2)
Patient revenue per adjusted patient day	$1,490.7	$1,351.1	10.3%
Patient revenue per adjusted admission	$7,302.6	$6,625.9	10.2%

Revenues (millions)
Inpatient % of total patient revenues (2)	56%	NA
Outpatient % of total patient revenues (2)	44%	NA
Total patient revenues (2)	$860.6	$763.3	12.7%
Non-patient revenues (3)	$58.4	$64.2	(9.0%)
Revenues	$919.0	$827.5	11.1%

(1)	Operating data:
-	Include 1 hospital with 30 beds acquired July 2002, on a pro forma basis as if owned since January 2001;
-	Include 1 new hospital with 112 beds opened August 2002;
-	Exclude hospitals sold or closed since January 1, 2001;
-	Exclude 1 hospital with 166 beds owned 50% through a joint venture, reported on an equity basis;
-	Exclude 1 new hospital under construction with 30 beds.

(2)	Volume statistics, rate statistics, and patient revenues:
-	Exclude the QHR hospital management, consulting and advisory services subsidiary;
-	Exclude 2 hospitals with 726 beds and 3 ambulatory surgery centers, leased to others.

(3)	Non-patient revenues:
-	Include the QHR hospital management, consulting and advisory services subsidiary;
-	Include the lease payments from 2 hospitals and 3 ambulatory surgery centers, leased to others;
-	Include other sources.

Triad Hospitals, Inc.

Operating Data (1)

Unaudited

	For the years ended December 31,
	2002	2001	Change
Volume Statistics (2)
Hospitals	45	44	1
Licensed beds	7,827	7,587	240
Inpatient admissions	283,664	276,771	2.5%
Inpatient admissions excluding closed services	282,786	273,877	3.3%
Average length of stay (days)	4.9	4.9	0.0%
Surgeries	386,500	375,015	3.1%
Outpatient visits (excluding outpatient surgeries)	3,314,182	3,271,945	1.3%
Outpatient visits (including outpatient surgeries)	3,595,529	3,546,575	1.4%
Adjusted patient days	2,345,243	2,291,266	2.4%
Adjusted admissions	482,798	467,951	3.2%

Rate Statistics (2)
Patient revenue per adjusted patient day	$1,408.9	$1,300.0	8.4%
Patient revenue per adjusted admission	$6,843.8	$6,365.4	7.5%

Revenues (millions)
Inpatient % of total patient revenues (2)	55%	NA
Outpatient % of total patient revenues (2)	45%	NA
Total patient revenues (2)	$3,304.2	$2,978.7	10.9%
Non-patient revenues (3)	$240.3	$239.8	0.2%
Revenues	$3,544.5	$3,218.5	10.1%

(1)	Operating data:
-	Include former Quorum hospitals, acquired April 2001, on a pro forma basis as if owned since January 2001;
-	Include 1 hospital with 30 beds acquired July 2002, on a pro forma basis as if owned since January 2001;
-	Include 1 new hospital with 112 beds opened August 2002;
-	Exclude hospitals sold or closed since January 1, 2001;
-	Exclude 1 hospital with 166 beds owned 50% through a joint venture, reported on an equity basis;
-	Exclude 1 new hospital under construction with 30 beds.

(2)	Volume statistics, rate statistics, and patient revenues:
-	Exclude the QHR hospital management, consulting and advisory services subsidiary;
-	Exclude 2 hospitals with 726 beds and 3 ambulatory surgery centers, leased to others.

(3)	Non-patient revenues:
-	Include the QHR hospital management, consulting and advisory services subsidiary;
-	Include the lease payments from 2 hospitals and 3 ambulatory surgery centers, leased to others;
-	Include other sources.

Triad Hospitals, Inc.

Consolidated Balance Sheets

Unaudited

(Dollars in millions)

	December 31, 2002	December 31, 2001
Assets
Current assets
Cash and cash equivalents	$68.3	$16.3
Restricted cash	—	5.7
Accounts receivable, less allowances for doubtful accounts of $174.4 at December 31, 2002 and $192.4 at December 31, 2001	507.4	446.6
Inventories	95.5	82.2
Deferred income taxes	62.3	103.1
Prepaid expenses	36.6	23.2
Other	74.3	70.2

	844.4	747.3
Property and equipment, at cost:
Land	171.5	126.4
Buildings and improvements	1,340.6	1,173.4
Equipment	1,150.8	998.1
Construction in progress	79.6	175.8

	2,742.5	2,473.7
Accumulated depreciation	(787.3)	(656.7)

	1,955.2	1,817.0

Goodwill	1,224.0	1,215.2
Intangible assets, net of accumulated amortization	72.0	80.6
Investment in and advances to affiliates	179.7	189.4
Other	106.3	115.8

Total assets	$4,381.6	$4,165.3

Liabilities and Equity
Current liabilities
Accounts payable	$132.5	$122.4
Accrued salaries	107.6	80.0
Current portion of long-term debt	73.1	30.9
Other current liabilities	132.0	133.0

	445.2	366.3

Long-term debt	1,618.9	1,742.9
Other liabilities	86.6	68.4
Deferred taxes	151.1	132.1
Minority interests in equity of consolidated entities	125.3	124.1

Stockholders’ equity
Common stock	0.7	0.7
Additional paid-in capital	1,883.5	1,810.2
Accumulated other comprehensive income	(4.0)	—
Unearned ESOP compensation and stockholder notes receivable	(20.7)	(32.9)
Accumulated earnings (deficit)	95.0	(46.5)

Total stockholders’ equity	1,954.5	1,731.5

Total liabilities and stockholders’ equity	$4,381.6	$4,165.3

Triad Hospitals, Inc.

Consolidated Statements of Cash Flows

For the Periods Ended December 31, 2002 and 2001

Unaudited

(Dollars in millions)

	For the three months ended		For the years ended
	2002	2001	2002	2001
Cash flows from operating activities
Net income	$35.7	$9.8	$141.5	$2.8
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	75.6	68.2	272.8	239.9
Depreciation and amortization	41.4	47.7	167.4	170.1
ESOP expense	2.5	2.4	10.8	9.3
Minority interests	3.8	0.7	14.8	7.2
Equity in earnings of affiliates	(3.1)	(6.4)	(21.7)	(14.5)
Gain on sale of assets	(2.0)	(22.0)	(4.5)	(23.1)
Deferred income taxes	13.9	19.1	83.7	39.6
Impairment of long-lived assets	—	23.1	—	23.1
Non-cash interest expense	3.2	4.9	9.0	10.3
Non-cash stock option expense	0.1	0.1	0.4	5.6
Extraordinary item, net of tax	—	0.8	—	3.2
Increase (decrease) in cash from operating assets and liabilities
Accounts receivable	(99.9)	(56.4)	(332.7)	(193.2)
Inventories and other assets	—	11.3	(23.1)	13.3
Accounts payable and other current liabilities	0.2	(23.7)	18.2	25.0
Other	16.4	(2.6)	21.7	(0.3)

Net cash provided by operating activities	87.8	77.0	358.3	318.3

Cash flows from investing activities
Purchases of property and equipment	(71.6)	(86.4)	(296.6)	(200.6)
Distributions and advances from affiliates	10.1	8.7	31.7	17.7
Proceeds received on sale of assets	2.1	55.8	6.8	127.8
Acquisitions, net of cash acquired	—	(6.7)	(10.1)	(1,386.6)
Restricted cash	—	—	5.7	(5.7)
Other	0.2	(9.4)	0.7	(5.7)

Net cash used in investing activities	(59.2)	(38.0)	(261.8)	(1,453.1)

Cash flows from financing activities
Payments of long-term debt	(17.9)	(110.8)	(83.8)	(581.6)
Proceeds from long-term debt	—	62.7	—	1,752.7
Payment of debt issue costs	(1.5)	1.6	(1.5)	(45.8)
Proceeds from issuance of common stock	7.5	4.4	42.4	27.0
Proceeds from executive stock purchase plan loans	—	—	10.1	—
Distributions to minority partners, net	(0.3)	(1.6)	(11.7)	(7.9)

Net cash provided by (used in) financing activities	(12.2)	(43.7)	(44.5)	1,144.4

Change in cash and cash equivalents	16.4	(4.7)	52.0	9.6

Cash and cash equivalents at beginning of period	51.9	21.0	16.3	6.7

Cash and cash equivalents at end of period	$68.3	$16.3	$68.3	$16.3

Interest payments	54.2	60.3	132.2	112.9
Income tax payments	1.4	4.5	12.5	5.0

Triad Hospitals, Inc.

Reconciliation of Non-GAAP Financial Information

For the Periods Ended December 31, 2002

(Dollars in millions, except earnings per share)

	For the three months ended		For the year ended
EBITDA (1)
Revenues	$919.0	100.0%	$3,541.1	100.0%
Less:
Salaries and benefits	391.1	42.5%	1,488.4	42.0%
Reimbursable expenses	13.4	1.5%	59.0	1.7%
Supplies	136.3	14.8%	546.8	15.4%
Other operating expenses	166.2	18.1%	647.0	18.3%
Provision for doubtful accounts	75.6	8.2%	272.8	7.7%
Equity in earnings of affiliates	(3.1)	(0.3%)	(21.7)	(0.6%)

EBITDA	139.5	15.2%	548.8	15.5%
Impact of loss within equity in earnings of affiliates resulting from the sale of a hospital in the Company’s Macon, GA, joint venture	4.8	0.5%	4.8	0.1%

EBITDA excluding item mentioned above	$144.3	15.7%	$553.6	15.6%

Net income
Net income	$35.7		$141.5
Impact of loss within equity in earnings of affiliates resulting from the sale of a hospital in the Company’s Macon, GA, joint venture, net of income tax	3.0		3.0
Gain on sale of assets in the fourth quarter, net of income tax	(1.2)		(1.2)
Litigation settlements, net of income tax	—		(6.5)

Net income excluding items mentioned above	$37.5		$136.8

Diluted earnings per share
Diluted earnings per share	$0.47		$1.89
Impact of loss within equity in earnings of affiliates resulting from the sale of a hospital in the Company’s Macon, GA, joint venture, net of income tax	0.04		0.04
Gain on sale of assets in the fourth quarter, net of income tax	(0.01)		(0.02)
Litigation settlements, net of income tax	—		(0.09)

Diluted earnings per share excluding items mentioned above	$0.50		$1.82

(1) EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, gain on sale of assets, litigation settlements, impairment of long-lived assets, minority interests, and extraordinary loss. EBITDA is commonly used as an analytical indicator within the health care industry, and also serves as a measure of leverage capacity and debt service ability. EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Triad Hospitals, Inc.

Executive Ownership

Shares Held and Options Outstanding

The following table shows the breakdown by employee group of shares sold and options exercised since Triad’s commencement of operations as an independent company on May 11, 1999, and the current balance of shares held and options outstanding as of December 31, 2002.

	May 11, 1999 – December 31, 2002			As of December 31, 2002
	Shares Purchased Plus Options Granted	Shares Sold	Options Exercised	Shares Held	Options Outstanding	Shares Held Plus Options Outstanding
CEO	1,661,982	150,000	60,000	251,945	1,200,037	1,451,982
COO	640,449	35,000	42,000	50,985	512,464	563,449
CFO	702,192	80,000	122,000	103,737	396,455	500,192
Other executives (1)	2,345,323	170,323	487,369	111,027	1,576,604	1,687,631
Other corporate office employees	2,489,685	(2)	709,286	(2)	1,677,377	1,677,377
Non-corporate facility employees	7,847,088	(2)	2,961,693	(2)	3,909,720	3,909,720

Total	15,686,719	435,323	4,382,348	517,694	9,272,657	9,790,351

(1) Includes 11 executive and senior vice presidents.

(2) Not readily available.

Currently Triad’s CEO, COO, and CFO participate in a pre-planned option exercise program (commonly referred to as a 10(b) 5-1 plan) for the purpose of personal asset portfolio diversification. The programs are structured so that a certain amount of each executive’s vested options (10,000 for the CEO and 7,000 each for the COO and CFO) are automatically exercised monthly if Triad’s stock is above a predetermined price ($38.00 for the CEO and CFO, $34.00 for the COO).

Range of Exercise Prices for Options Outstanding

The following table shows the range of exercise prices for all options outstanding as of December 31, 2002. The strike prices range generally from $9.375 to $42.00 per share.

Less than $10.00	321,023
$10.01 to $20.00	3,049,499
$20.01 to $30.00	2,894,396
More than $30.00	3,007,739

9,272,657